SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) October 8, 2004
      ----------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         0-24708                    47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















Item 3.02  Unregistered Sales of Equity Securities

On October 8, 2004, the Registrant sold 80,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, at $25 per share in a private placement under Section 4(2) of the Securities Act of 1933, as amended. The Series B Convertible Preferred Stock is convertible by the holder into the Registrant's common stock at a conversion price of $24.65 per share, subject to customary anti-dilution adjustments. If not previously converted, the Registrant may redeem the Series B Convertible Preferred Stock on or after October 9, 2006 at a redemption price of 112% of the liquidation preference, which price declines by one percent each year thereafter until October 8, 2018, after which the redemption price is the liquidation preference plus accrued but unpaid dividends. The Series B Convertible Preferred Stock has a liquidation preference equal to the purchase price of $25 per share, plus accrued, unpaid dividends. Dividends on the Series B Convertible Preferred Stock are payable at a rate of 6.37% per annum. The Registrant has agreed to register the resale of the shares of common stock issuable upon conversion of the preferred stock upon the form of registration statement then currently available. These shares were issued for the purpose of generating part of the principal repayment of approximately $6.75 million of subordinated debt issued in 1999 in connection with the acquisition of Health Food Associates, Inc.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Securities Purchase Agreement, dated October 8, 2004, between the Registrant and Spencer Street Investments, Inc. ("Spencer") for the sale of 80,000 shares of Series B Convertible Preferred Stock as referenced above, the holders of the Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes and series of the Corporation's capital stock, shall be entitled to elect one director to the Corporation's Board of Directors ("Series B Director"). Spencer's right to appoint the Series B Director shall terminate if, after conversion of all shares of Series B Preferred Stock into the Registrant's common stock, Spencer and its respective affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) shares of the Registrant's common stock which represent less than five percent of the outstanding shares of Registrant's common stock as of the record date for the applicable meeting at which directors are to be elected.

Chris Atayan was designated as the Series B Director elected by the holders of the Series B Preferred and will continue to serve in that capacity until such time as he resigns, is removed from office, dies or becomes disabled. Mr. Atayan is a member of Slusser Associates, Inc., which received a fee of $100,000 for its services as placement agent for the sale of the Series B Convertible Preferred Stock.










                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date: October 14, 2004          By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer